IQST – iQSTEL Announces 83% Revenue Increase For October To $9.4M After Reporting First Profitable Quarter With 33% Revenue Increase To $21.94M

New York, NY, Nov. 16, 2022 -- iQSTEL, Inc. (OTCQX: IQST) today announced revenue in October 2022 reached $9.4 million based on preliminary accounting. This represents an 83% increase over the $5.1 recorded in October 2021.

On Monday this week, iQSTEL filed its Q3 financial report for FY 2022. The company reported Q3 revenue of $21.94 million realizing a 33% increase compared to the same period in 2021.  YTD revenue through September 30, 2022, is over $65 million. The highlight of the Q3 financial statement was iQSTEL reporting its first operating and consolidated income positive period achieving one of the company´s financial objectives for FY-2022 earlier than anticipated.

Between the $65 million in revenue reported YTD through September 30, 2022, and the $9.4 million in revenue recorded for October totaling $74.4 million in revenue YTD though October 2022 based on preliminary accounting, management is confident iQSTEL will meet or exceed its $90 million annual revenue forecast for 2022.

Stockholder’s equity as of September 30, 2022, is $9.2 million representing an increase 172% compared to Q3 2021. The reported Stockholder’s equity surpasses the Nasdaq minimum listing requirement and further supports the company’s Nasdaq up-listing objective.

A full analysis of the company’s overall improving financial performance displayed in a variety of charts and graphs is available at the following link:

http://bit.ly/IQSTELFinancialEvolutionQ3_2022

About iQSTEL Inc.:

iQSTEL Inc. (OTCQX: IQST) (www.iQSTEL.com) is a US-based publicly listed company holding an Independent Board of Directors and Audit Committee with a presence in 19 countries and 70 employees offering leading-edge services through its four business lines. The Telecom Division (www.iqstelecom.com), which represents the majority of current operations, offers VoIP, SMS, proprietary Internet of Things (IoT) solutions, and international fiber-optic connectivity through its subsidiaries: Etelix, SwissLink, Smartbiz, Whisl, IoT Labs, and QGlobal SMS. The Fintech business line (www.globalmoneyone.com) (www.maxmo.vip) offers a complete Fintech ecosystem MasterCard Debit Card, US Bank Account (No SSN Needed), Mobile App/Wallet (Remittances, Mobile Top Up, Buy/Sell Crypto). Our Fintech subsidiary, Global Money One, is to provide immigrants access to reliable financial services that make it easier to manage their money and stay connected with their families back home. The BlockChain Platform Business Line (www.itsbchain.com) offers our proprietary Mobile Number Portability Application (MNPA) to serve the in-country portability needs through its subsidiary, itsBchain. The Electric Vehicle (EV) Business Line (www.evoss.net) offers electric motorcycles to work and have fun in the USA, Spain, Portugal, Panama, Colombia, and Venezuela. EVOSS is also working on the development of an EV Mid Speed Car to serve the niche of the 2nd car in the family.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.

IR US Phone: 646-740-0907

IR Email: investors@iqstel.com

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